Exhibit 23.2
            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------





The Board of Directors
Farmers Capital Bank Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-63037 and 333-116801) on Form S-8 of Farmers Capital Bank Corporation of our report dated January 17, 2003, with respect to the consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Farmers Capital Bank Corporation.


/s/ KPMG LLP

Louisville, Kentucky
March 11, 2005